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                                                                    EXHIBIT 23.1
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                                ERNST & YOUNG LLP


                         CONSENT OF INDEPENDENT AUDITORS
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         We hereby consent to the incorporation by reference in this
Registration Statement on Form S-8 of Security Banc Corporation with respect to the Security Banc Corporation 1998 Stock Option Plan of our report dated January 12, 1998 with respect to the consolidated financial statements and schedules of Security Banc Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

August 20, 1998                                /s/ Ernst & Young LLP

                                               ERNST & YOUNG LLP